PERKINS & MARIE CALLENDER'S INC.
REPORTS RESULTS FOR THE THIRD QUARTER ENDED OCTOBER 7, 2007

Memphis, TN, November 19, 2007 - Perkins & Marie Callender's Inc. (together with its consolidated subsidiaries, the "Company" or "we") is reporting today the unaudited financial results for its third quarter of 2007 ended October 7, 2007.

HIGHLIGHTS FOR THE THIRD QUARTER OF 2007 AS COMPARED TO THE THIRD QUARTER OF 2006 WERE:
     o In 2007's third quarter, the Company reported a net loss of $4.3 million compared to a net loss of $7.9 million in the third quarter of 2006. Food costs, as a percentage of food sales, decreased 0.8 percentage points to 28.5% in the third quarter of 2007, due in part to the improved purchasing power of the combined Perkins and Marie Callender's brands.
     o Perkins franchisees opened one new restaurant during the third quarter of 2007 and two franchised Perkins restaurants were converted to Company-operated restaurants. Two additional Company-operated Perkins restaurants opened during the third quarter of 2007; no Company-operated Perkins restaurants were closed. One Marie Callender's franchised restaurant was converted to a Company-operated restaurant in the third quarter of 2007.
     o Primarily due to the inclusion of seven additional days of revenues for Marie Callender's restaurants in the third quarter of 2006 (see below), revenue decreased by 2.2% from $134.2 million in the third quarter of 2006 to $131.3 million in the third quarter of 2007. Comparable restaurant sales for the third quarter increased 0.3% for Perkins restaurants and decreased 2.5% for Marie Callender's restaurants.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender's Inc., commented, "During the third quarter 2007 Perkins' operations were stable and we made further progress in improving the operating side of the Marie Callender's business. Like others in the industry, we worked diligently to meet the ongoing challenges of commodity pricing. With respect to the synergies achieved from the May 2006 combination of the two brands, we are on target to achieve cost savings in excess of $10 million. Perkins' development has continued during the fourth quarter with one additional franchise restaurant and two additional Company-operated restaurants having opened to date, bringing the year to date openings total to eight new franchise restaurants, five new Company-operated restaurants and two franchise restaurants converted to Company-operated restaurants. Three additional Company-operated restaurants are projected to open prior to year-end."

THIRD QUARTER OF 2007 FINANCIAL RESULTS

Revenues in the third quarter of 2007 decreased 2.2% to $131.3 million from $134.2 million in the third quarter of 2006. The decrease resulted from a $3.0 million decline in sales at Marie Callender's restaurants due primarily to the inclusion of seven additional days of revenues in the third quarter of 2006, partially offset by sales from new Perkins restaurants. In 2006, Marie Callender's quarterly results were based on thirteen-week quarters. Starting in the first quarter of 2007, Marie Callender's adopted Perkins' reporting calendar, which is based on thirteen four-week accounting periods. The third quarter of 2007 includes results of operations at Marie Callender's for three four-week periods, or 84 days, and the third quarter of 2006 consisted of the 91-day period from June 30, 2006 through September 28, 2006.

Perkins restaurants experienced a 0.3% increase in comparable restaurant sales in the third quarter of 2007, and comparable restaurant sales at Marie Callender's restaurants decreased 2.5%, primarily due to a decrease in comparable customer counts.

Food costs for the third quarter of 2007 totaled 28.5% of food sales, down 0.8 percentage points from 29.3% in the third quarter of 2006. Intercompany sales and food cost from Foxtail's Corona, California manufacturing plant to Marie Callender's Company-operated restaurants were eliminated in the third quarter of 2007; intercompany sales and food cost from the Corona plant to Marie Callender's Company-operated restaurants were not eliminated in the third quarter of 2006. Approximately 0.9 percentage point of the total decrease is related to this change in the elimination of sales and food cost. The elimination entry has no effect on Foxtail's segment income or the Company's net loss. Food cost percentage was also favorably impacted by the improved purchasing power of the combined Perkins and Marie Callender's brands following the combination in May of 2006, as well as the impact of increased menu prices at both brands' restaurants. The impact of these favorable factors was partially offset by higher commodity costs.

Labor and benefits costs, as a percentage of food sales, remained constant at 34.4% for the third quarter of 2007. In the third quarter of 2007, a 0.6 percentage point decrease in the restaurant segment was offset by a 1.8 percentage point increase in the manufacturing segment. The increase in the Foxtail segment is due to an increase in the average wage rate in the Cincinnati plants due to competitive pressures in the marketplace, plus lower labor productivity resulting from reduced Foxtail sales for the quarter. The restaurant segment cost decreases resulted primarily from workers' compensation expense reductions, which in turn were the result of the sharing of the brands' best practices.

Operating expenses for the third quarter of 2007 were $34.7 million, or 26.4% of total revenues, compared to $33.7 million, or 25.1% of total revenues, for the same quarter in 2006. This increase was largely due to a restaurant segment increase in pre-opening expenses of $445,000 in the third quarter of 2007.

General and administrative expenses were 6.6% of total revenues, a decrease of
1.5 percentage points from the third quarter of 2006. The decrease is due primarily to a $1.2 million (0.9 percentage point) reduction in incentive costs for corporate employees and continuing synergies achieved as a result of the May 2006 combination.

Transaction costs represent internal and external expenses directly related to the acquisition of The Restaurant Company ("TRC"), the former name of Perkins & Marie Callender's Inc., in September 2005 by an affiliate of Castle Harlan Partners IV, L.P., and the combination of TRC and Wilshire Restaurant Group, Inc. ("WRG") in May 2006 and certain non-recurring expenses incurred as a result of the combination. Transaction costs were $0.3 million in the third quarter of 2007 compared to $3.2 million in the third quarter of 2006.

Depreciation and amortization was 4.6% of revenues in the current year's third quarter and 4.1% of revenues in the third quarter of 2006. This increase is primarily due to an increase in the amortization of intangible assets and an increase in the depreciation of asset additions related to the new Company-operated Perkins restaurants.

Interest, net was 5.5% of revenues in the current quarter compared to 5.2% in the third quarter of 2006. The increase is due to the increase in average debt outstanding in the third quarter of 2007 as compared to the third quarter of 2006.

ADJUSTED EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, transaction costs, gain/loss on the disposition of assets, asset write-downs, lease termination and other income and expense items unrelated to operating performance. The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is useful to investors in evaluating the Company's ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company's operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance. The Company's calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity. The following table provides a reconciliation of net loss to adjusted EBITDA:


                                             Third Quarter      Third Quarter      Year-to-Date       Year-to-Date
                                                 Ended              Ended              Ended              Ended
(unaudited; in thousands)                   October 7, 2007    October 1, 2006    October 7, 2007    October 1, 2006
                                            ----------------- ------------------ ------------------ ------------------
NET LOSS                                   $         (4,345)  $         (7,854) $         (9,817)   $         (9,282)
Provision for income taxes                              109                324               109                 324
Interest, net                                         7,189              6,923            23,887              28,448
Depreciation and amortization                         6,051              5,449            18,941              19,764
Transaction costs                                       261              3,225             1,013               5,513
Asset write-down                                        244                 88               638                 137
(Gain) loss on disposition of assets                    228                  5              (157)                (89)
Gain on extinguishment of debt                            -                  -                 -             (12,581)
Pre-opening expenses                                    751                306             1,185                 495
Management fees                                         825                417             2,751               2,006
Excess property reserves                                358                540               709                 540
Lease termination                                         -                  -                 -                 366
                                           ------------------ ----------------- ------------------- ------------------
ADJUSTED EBITDA                            $         11,671   $          9,423  $         39,259    $         35,641
                                           ================== ================= =================== ==================


     NOTE: Third quarter 2007 includes 84 operating days for Marie Callender's versus 91 operating days in the third quarter of 2006. The year-to-date period for 2007 includes 280 operating days for Marie Callender's versus 273 operating days for the year-to-date period for 2006.


ABOUT THE COMPANY

Perkins & Marie Callender's Inc. operates two restaurant concepts: (1) mid-scale, full-service family dining restaurants, which serve a wide variety of high quality, moderately priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, which were historically owned by TRC and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items under the name Marie Callender's Restaurant and Bakery, which were historically owned by WRG. As of October 7, 2007, the Company owned and operated 159 Perkins' restaurants and franchised 323 Perkins' restaurants. The Company also owned and operated 78 Marie Callender's restaurants, one Callender's Grill and one East Side Mario's restaurant and franchised 44 Marie Callender's restaurants and one Callender's Grill. Additionally, the Company operated 12 Marie Callender's restaurants under partnership agreements.

CONFERENCE CALL

Perkins & Marie Callender's Inc. has scheduled a conference call for Tuesday, November 27, 2007, at 9:00 a.m. (CT) to review the third quarter of 2007 earnings. The dial-in number for the conference call is (866) 207-2203 and the access code number is 24744713. A taped playback of this call will be available two hours following the call on Tuesday, November 27, 2007 through midnight (CT) on Monday, December 3, 2007. The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 24744713.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT," "PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

PERKINS & MARIE CALLENDER'S INC. HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

     o    GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;

     o    OUR SUBSTANTIAL INDEBTEDNESS;

     o    COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;

     o    PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;

     o    RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;

     o    DEVELOPMENT AND EXPANSION PLANS; AND

     o    STATEMENTS COVERING OUR BUSINESS STRATEGY.


GIVEN THESE RISKS AND UNCERTAINTIES, YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. PERKINS & MARIE CALLENDER'S INC. DOES NOT UNDERTAKE AND SPECIFICALLY DECLINES ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                 (in thousands)




                                                     Third Quarter   Third Quarter    Year-to-Date    Year-to-Date
                                                         Ended            Ended          Ended           Ended
                                                       October 7,      October 1,      October 7,      October 1,
                                                          2007            2006            2007            2006
                                                     --------------- --------------- -------------- ---------------
REVENUES:
     Food sales                                      $    124,031    $    127,066    $    415,621   $    417,188
     Franchise and other revenue                            7,281           7,171          24,087         23,605
                                                     --------------- --------------- -------------- ---------------
Total Revenues                                            131,312         134,237         439,708        440,793
                                                     --------------- --------------- -------------- ---------------
COSTS AND EXPENSES:
  Cost of sales (excluding depreciation shown below):
      Food cost                                            35,379          37,252         116,387        122,943
      Labor and benefits                                   42,700          43,651         143,069        141,834
      Operating expenses                                   34,693          33,748         111,377        106,640
  General and administrative                                8,675          10,914          33,575         36,196
  Transaction costs                                           261           3,225           1,013          5,513
  Depreciation and amortization                             6,051           5,449          18,941         19,764
  Interest, net                                             7,189           6,923          23,887         28,448
  Asset impairments and closed store expenses                 472              93             481            414
  Gain on extinguishment of debt                                -               -               -        (12,581)
  Other, net                                                  (37)            489             277            388
                                                     --------------- --------------- -------------- ---------------
Total Costs and Expenses                                  135,383         141,744         449,007        449,559
                                                     --------------- --------------- -------------- ---------------
Loss before income taxes and minority interests            (4,071)         (7,507)         (9,299)        (8,766)
Provision for income taxes                                   (109)           (324)           (109)          (324)
Minority interests                                            165              23             409            192
                                                     --------------- --------------- -------------- ---------------
NET LOSS                                             $     (4,345)   $     (7,854)   $     (9,817)  $     (9,282)
                                                     =============== =============== ============== ===============



     NOTE: Third quarter 2007 includes 84 operating days for Marie Callender's versus 91 operating days in the third quarter of 2006. The year-to-date period for 2007 includes 280 operating days for Marie Callender's versus 273 operating days for the year-to-date period for 2006.

                        PERKINS & MARIE CALLENDER'S INC.
                           CONSOLIDATED BALANCE SHEETS
                  (in thousands, except par and share amounts)





                                                                       October 7, 2007         December 31, 2006
                                                                    ----------------------    ---------------------
                             ASSETS                                      (Unaudited)

CURRENT ASSETS:
Cash and cash equivalents                                           $         5,540           $          9,069
Restricted cash                                                               9,147                     11,193
Receivables, less allowances for doubtful accounts of $1,761                 21,529                     18,316
and $1,624 in 2007 and 2006, respectively
Inventories                                                                  14,809                     10,996
Prepaid expenses and other current assets                                     6,538                      4,824
                                                                    ----------------------    ---------------------
Total current assets                                                         57,563                     54,398
                                                                    ----------------------    ---------------------


PROPERTY AND EQUIPMENT, net of accumulated depreciation and
amortization of $109,482 and $96,458 in 2007 and 2006,
respectively                                                                 96,857                     91,044
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS                                       45                        238
GOODWILL                                                                     30,038                     30,038
INTANGIBLE ASSETS, net of accumulated amortization of $16,558               154,252                    156,792
and $14,018 in 2007 and 2006, respectively
DEFERRED INCOME TAXES                                                           806                        708
OTHER ASSETS                                                                 12,622                     13,627
                                                                    ----------------------    ---------------------
Total Assets                                                               $352,183                   $346,845
                                                                    ======================    =====================

            LIABILITIES AND STOCKHOLDER'S INVESTMENT

CURRENT LIABILITIES:
 Accounts payable                                                           $28,017                    $22,799
 Accrued expenses                                                            43,999                     58,288
 Accrued income taxes                                                             5                         75
 Franchise advertising contributions                                          6,233                      5,392
 Current maturities of long-term debt and capital lease
   obligations                                                                1,565                      1,706
                                                                    ----------------------    ---------------------
Total current liabilities                                                    79,819                     88,260
                                                                    ----------------------    ---------------------

CAPITAL LEASE OBLIGATIONS, less current maturities                            8,907                      6,249
LONG-TERM DEBT, less current maturities                                     303,075                    286,379
DEFERRED RENT                                                                11,213                      9,768
OTHER LIABILITIES                                                            12,272                     11,785

MINORITY INTEREST IN CONSOLIDATED PARTNERSHIPS                                  326                         75

STOCKHOLDER'S INVESTMENT:
Common stock, $.01 par value, 100,000 shares authorized,
  10,820 issued and outstanding                                                   1                          1
Additional paid-in capital                                                  137,923                    136,131
Notes secured by stock                                                            -                          -
Other comprehensive income                                                       97                         13
Accumulated deficit                                                        (201,450)                  (191,816)
                                                                    ----------------------    ---------------------
Total stockholder's investment                                              (63,429)                   (55,671)
                                                                    ----------------------    ---------------------
Total Liabilities and Stockholder's Investment                      $       352,183           $        346,845
                                                                    ======================    =====================


                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                 (in thousands)




                                                                      Year-to-Date          Year-to-Date
                                                                          Ended                 Ended
                                                                     October 7, 2007       October 1, 2006
                                                                   --------------------- ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           $          (9,817)    %          (9,282)
Adjustments to reconcile net loss to net cash (used in)
  provided by operating activities :
  Depreciation and amortization                                               18,941                19,764
  Amortization of debt discount                                                  248                   248
  Other non-cash income and expense items                                        629                 6,481
  Gain on extinguishment of debt                                                   -               (12,581)
  Gain on disposition of assets                                                 (157)                  (89)
  Asset write-down                                                               638                   137
  Minority interests                                                             409                   192
  Equity in net loss of unconsolidated partnerships                               90                   154
  Net changes in operating assets and liabilities                            (12,364)               (4,524)
                                                                   --------------------- ---------------------
  Total adjustments                                                            8,434                 9,782
                                                                   --------------------- ---------------------
Net cash (used in) provided by operating activities                           (1,383)                  500
                                                                   --------------------- ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for property and equipment                                       (22,554)              (13,322)
  Proceeds from sale of assets                                                     3                 1,547
                                                                   --------------------- ---------------------
  Net cash used in investing activities                                      (22,551)              (11,775)
                                                                   --------------------- ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligations                            (549)                 (664)
  Proceeds from long-term debt                                                 1,950               105,341
  Payments on long-term debt                                                    (775)             (105,615)
  Proceeds from revolver                                                      62,600                 6,800
  Payments on revolver                                                       (47,300)               (3,800)
  Debt issuance costs                                                              -                (2,720)
  Landlord financing                                                           2,915                     -
  Distributions to minority partners                                            (228)                 (242)
  Capital contribution                                                         1,792                12,545
                                                                   --------------------- ---------------------
  Net cash provided by financing activities                                   20,405                11,645
                                                                   --------------------- ---------------------

  Net (decrease) increase in cash and cash equivalents                        (3,529)                  370

CASH AND CASH EQUIVALENTS:
  Balance, beginning of period                                                 9,069                 3,988
                                                                   --------------------- ---------------------
  Balance, end of period                                           $           5,540     $           4,358
                                                                   ===================== =====================



     NOTE: Third quarter 2007 includes 84 operating days for Marie Callender's versus 91 operating days in the third quarter of 2006. The year-to-date period for 2007 includes 280 operating days for Marie Callender's versus 273 operating days for the year-to-date period for 2006.